EXHIBIT 23.1

                        [LETTERHEAD OF CB RICHARD ELLIS]




CONSENT OF APPRAISER

We consent to the inclusion in any form (whether in paper or digital format, including any electronic media such as CD-ROM) of the Prospectus Supplement relating to the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 2003-C1, of our appraisal, (Kierland Commons dated October 17, 2002) and we consent to the reference to our firm in such Prospectus Supplement.


      [NAME OF APPRAISER]

      /s/ Stephen DuPlantis


      Name:  Stephen DuPlantis
            -------------------------
      Title:  Senior Managing Director
            -------------------------

      Date:  February 27, 2003
            -------------------------
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CONSENT OF APPRAISER

We consent to the inclusion in any form (whether in paper or digital format, including any electronic media such as CD-ROM) of the Prospectus Supplement relating to the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 2003-C1, of our appraisal with respect to the property or properties listed on the attached annex, and we consent to the reference to our firm in such Prospectus Supplement.

CB Richard Ellis, Inc.



By:  /s/ Michael R. Pecorino
     ----------------------------------

Name:  Michael R. Pecorino

Title:  Senior Vice President

Date:  February 28, 2003


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                                     ANNEX A

                            Bridgewater Commons Mall